Exhibit 10.2

SECURED PROMISSORY NOTE

US $10,000.00	September 2, 2009

Dallas, Texas

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, Lance Ayers, an individual residing in Dallas County, Texas ( “Ayers”), hereby promises to pay to the order of Noel Noel, Ltd., a company with its principal office located at 87 Station Road in Ashington, Northumberland NE63 8RS United Kingdom (the “Holder”), as hereinafter provided, the principal sum of US Ten Thousand Dollars (US $10,000.00), plus accrued interest at the rate of 2% per annum, for so long as any principal remains outstanding under this Note. This Note is issued and delivered to Holder pursuant to Section 2 of that certain Stock Purchase Agreement as amended by and between the Ayers and Holder (the “Amended Stock Purchase Agreement”). This Note is secured by a pledge of the Shares as collateral under the Security Agreement, both as referred to and defined in the Amended Stock Purchase Agreement.

2. Payment Terms. Principal and accrued but unpaid interest are due and payable by Ayers to Holder in consecutive equal monthly installments of US Four Dollars (US $400.00), plus accrued but unpaid interest, beginning on September 2, 2010 and continuing thereafter on the first day of each calendar month until this Note is paid in full. The outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full on September 2, 2012. All payments made under this Note must be made to Holder at the address provided in Section 1 above, or at such other place as Holder directs in writing. Ayers may prepay this Note in part or in full without penalty or premium at any time before final maturity. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest. Early payments will not, unless agreed in writing, relieve Ayers of its obligation to continue to make payments under the above payment schedule. All payments and prepayments will first be applied to accrued and unpaid interest and the balance of any such payments or prepayments will be applied to outstanding principal. Acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment will not constitute a waiver of the right to exercise any of Holder’s available remedies at that time or at any subsequent time, without the express written consent of Holder.

3. Usury Limitations. It is the intent of Ayers and Holder in the execution of this Note and all other documents and agreements executed in connection with the transactions contemplated by the Amended Stock Purchase Agreement (this Note and all such other documents and agreements are herein called the “Transaction Documents”) to contract in strict compliance with applicable usury law. In furtherance thereof, and notwithstanding anything to the contrary contained herein, no provisions of this Note will require the payment or permit the charge or collection of interest in excess of the maximum rate permitted by applicable usury laws now or hereafter enacted, which rate will change when and as said laws change, to the extent permitted by law, effective on the day such change in such laws become effective. If any interest in excess of such maximum rate is herein provided for, or is adjudicated to be so provided, or charged or received, in this Note or otherwise in connection with this transaction giving rise to the execution hereof, the provisions of this Section 3 will govern, and Ayers will not be obligated to pay the excess amount of such interest. If, in the event of prepayment or acceleration or for any reason interest in excess of the maximum rate of interest permitted by applicable law has been charged or received, any excess amount charged will be deemed void and of no effect to the extent of such excess, and any excess amount received will be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and if the principal amount thereof has been paid in full, any remaining excess shall be paid to Ayers.

4. Events of Default. The occurrence or happening, at any time and from time to time, of any one or more of the following shall immediately constitute an “Event of Default” under this Note:

(a) The failure of Ayers to make any payment on this Note, or any installment thereof when due, and such failure continues for a period of fourteen (14) days; or

(b) the occurrence of a Change in Control.

As used herein, a “Change in Control” means the occurrence of any of the following events:

(i) Ayers terminates his employment with Real Estate Referral Center, Inc., (now Gold Bag, Inc.) a Nevada corporation (the “Company”) or his employment with the Company is terminated, for any reason; or

(ii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Ayers or any of his affiliates (as defined below), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company, or acquires securities of the Company (whether by issuance directly from the Company, pursuant to the exercise or conversion of a derivative security such as an option or warrant or otherwise), representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a transaction undertaken primarily for capital-raising purposes and that is approved by the Board of Directors of the Company, shall not be deemed to be a Change in Control; or

(ii) The consummation of the sale, exchange or other transfer by the Company (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, except that such sale, exchange or other transfer to an entity that Ayers or any of his affiliates owns a majority of the total voting power represented by such entity’s then outstanding voting securities shall not be deemed to be a Change in Control; or

(iii) The consummation of a merger or consolidation or other reorganization of the Company in which the Company is not the surviving entity, or in which the Company becomes a subsidiary of another entity, except that any such merger or consolidation into an entity that Ayers or any of his affiliates owns a majority of the total voting power represented by such entity’s then outstanding voting securities shall not be deemed to be a Change in Control.

As used herein, “affiliate” means, with respect to a particular person, any other person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with such specified person, as well as the nuclear family of such person. For the purposes of this Note, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “affiliated,” “controlling,” and “controlled” have meanings correlative to the foregoing.

5. Remedies. Upon the occurrence of an Event of Default, at the option of Holder, the entire unpaid principal balance and accrued interest owing hereon shall immediately become due and payable; provided, however, that Holder’s sole and exclusive remedy shall be to exercise any available right under the Security Agreement referred to in Section 1 of this Note and shall be subject to the limitations set forth in Section 18 of the Security Agreement. Failure by Holder to exercise any option upon the occurrence of any Event of Default will not constitute a waiver thereof or the waiver of the right to exercise such option in the event of a subsequent Event of Default. If, after an Event of Default, this Note is placed in the hands of an attorney for collection or is collected through judicial proceedings, Ayers will pay, in addition to the sums referred to above, a reasonable sum as collection or attorneys’ fees and all other reasonable costs incurred by Holder in collection of the unpaid amounts due hereunder whether or not a lawsuit is filed.

6. Exculpation. The provisions of Section 18 of the Security Agreement are incorporated in this Note and expressly made a part hereof by this reference.

7. Notices. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by facsimile, as follows:

If to Ayers:
Lance Ayers
12830 Hillcrest Rd., Suite 111
Dallas, TX 75230-1547

If to Holder:	Noel Noel, Ltd.
Attn: James Hunter.
87 Station Road
Ashington, Northumberland NE63 8RS
United Kingdom

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by confirmed facsimile, when dispatched.

8. Governing Law. THIS NOTE IS MADE AND IS PERFORMABLE IN DALLAS COUNTY, TEXAS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED

IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAW OR CHOICE OF LAW PRINCIPLES. Any action or proceeding under or in connection with this Note against Ayers or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas. Ayers and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

9. Assignment. Neither this Note nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto, except Holder may assign his rights hereunder to an affiliate of Holder. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, and legal representatives and no other person or entity shall have any right, benefit or obligation hereunder.

10. Business Day. If any payment under this Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day. As used herein, a “Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed.

11. Severability. In the event any one or more of the provisions of this Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

12. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Ayers and Holder.

13. Third Party Beneficiaries. Ayers and Holder intend that this Note shall not benefit or create any right or cause of action in any individual, partnership, corporation, business trust, limited liability company or other entity other than the parties hereto.

14. Final Agreement. This Note represents the final agreement between the parties regarding the subject matter hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the 2nd day of September, 2009.

AYERS:

/s/ Lance Ayers
Lance Ayers

ACCEPTED AND AGREED:

HOLDER:

Noel Noel, Ltd.

By:	/s/ James Hunter
James Hunter